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                                                                Exhibit 10.4
                        ASSIGNMENT OF PRODUCTION PAYMENT



STATE OF MICHIGAN                  )
                                   )
COUNTIES LAPEER AND GENESEE        )


       KNOWN ALL MEN BY THESE PRESENTS: That SABAL CORP., a Nevada corporation (hereinafter called "Assignor") whose address is 5830 McArdle No. 14 Crossroads, Suit 203, Corpus Christi, Texas 78412, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) to it in hand paid by EXCAL ENERGY CORPORATION, a Michigan corporation (hereinafter called "Assignee"), whose address is c/o MTR Gaming Group, Inc. State Route 2, South, Chester, West Virginia 26034, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged has, and by these presents, does hereby BARGAIN, SELL, TRANSFER, ASSIGN and CONVEY unto the said EXCAL ENERGY CORPORATION a production payment in the amount of Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00) plus an additional amount calculated as interest at the rate of 3% per annum upon the unpaid balance of such production payment from the date hereof until paid (the amount remaining unpaid hereunder being called the "Production Payment"). The Production Payment shall be payable out of one-fourth (1/4) of the net revenue interest attributable to any interest acquired by Assignor in and to any oil and gas leases (the "Leases") covering the lands situated in Lapeer and Genesee Counties, Michigan which are covered by any of the leases described on the Exhibit "A" attached hereto and incorporated herein by reference for all purposes, and all leases hereafter acquired in the Area of Mutual Interest described in Exhibit A -- in each case after deducting therefrom the Lessor's royalty reserved in each of said Leases and any overriding royalty interest or any other burdens upon said Leases evidenced of record at the time of Assignor's acquisition of each such Leases and all severance, production, excise or other similar taxes measured by the amount of or the value of such production and provided further that there shall be deducted from said amount one-fourth (1/4) of the Lifting Cost as such term is hereinafter defined. Any portion of the Production Payment remaining unpaid plus all accrued interest shall be due and payable fifteen
(15) years from the date of this Agreement.


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       The term "Lifting Cost" as used herein shall include all of the costs of acquiring, developing, operating and producing the oil or gas from the Leases and of treating, transporting or marketing the oil or gas so produced as well as the cost of reworking any well or wells located on the Leases.

       Assignor agrees to furnish Assignee monthly statements reflecting the total production from the Leases, the amount of monies received therefor and the Lifting Cost incurred and further grants to Assignee the right to inspect and copy Assignor's books and records pertaining to the Leases during regular business hours.

       All monies paid to Assignee hereunder shall be applied first to accrued but unpaid interest, and the remainder to the unliquidated balance of the Production Payment.

       Assignee agrees to execute such documents as may be reasonably requested by Assignor or its successors in interest from time to time to evidence the unliquidated balance of the Production Payment or to evidence the termination upon the Production Payment being paid in full.

       Assignor reserves the right to pay to Assignee the unpaid balance of the Production Payment at any time and upon such payment, the Production Payment shall terminate.

       For so long as the Production Payment is outstanding, Assignee may, at its sole election, by written notice to Assignor and surrender of this Production Payment, convert the Production Payment into that number of shares of common stock of Assignor equal to twenty five percent (25%) of the common stock of Assignor on a fully diluted basis after giving effect to such conversion; PROVIDED, HOWEVER, that such percentage shall be reduced in proportion with any payments made prior to such conversion by multiplying twenty five percent (25%) by a fraction the numerator of which is the then-outstanding balance of the Production Payment and the denominator of which is $2,500,000.00.

       Nothing contained herein shall be deemed to constitute or create a joint venture or partnership between Assignor and Assignee.

       TO HAVE AND TO HOLD unto the said EXCAL ENERGY CORPORATION, its successors and assigns forever in accordance with the terms hereof.

       EXECUTED to be effective as of the 30 day of October,  1998.

                                          SABAL CORP.


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                                            By:  /s/ Roger Landress
                                               ------------------------------
                                                 Roger Landress, President


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STATE OF TEXAS              Section
                            Section
COUNTY OF TRAVIS            Section

       This instrument was acknowledged before me on the 30 day of October, 1998 by Roger Landress, President of SABAL CORP.



                                 /s/ Jeanette E. Fuller
                                 ------------------------------------------
                                 Notary Public, State of Texas


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